SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is by and among

Acquired Sales Corp., a Nevada corporation (Acquired Sales Corp. or any successor-in-interest thereto, hereafter referred to as the “Corporation”),

Kathy Carter and L. Dee Hall, and

Gerard M. Jacobs (“Jacobs”) and the Roberti Jacobs Family Trust u/a/d 11-11-99 (the “Trust”), and

The undersigned shareholders of the Corporation (individually a “Grantor” and collectively the “Grantors”),

WITNESSETH:

Whereas, the Corporation, L. Dee Hall, Kathy Carter, Jacobs and the Trust have entered into an Agreement, a copy of which has been supplied by L. Dee Hall to each of the Grantors, the receipt of which is hereby acknowledged by each of the Grantors (the “Initial Agreement”);

Whereas, the Corporation has sold to the Trust, and the Trust has purchased from the Corporation, 1,166,497 newly issued shares of fully paid, non-assessable common stock of the Corporation (the “Trust Shares”) directly from the Corporation in exchange for $5,000 owed to the Trust plus $95,000 in cash, or a total of $100,000 (the “Trust Purchase”); and

Whereas, immediately prior to the Trust Purchase the fully diluted capital stock of the Corporation consisted of 4,665,985 shares of common stock issued and outstanding (the “Corporation Shares Before the Trust”), and the Trust Shares now evidence the ownership by the Trust of 20% of all of the issued and outstanding capital stock of the Corporation on a fully diluted basis; and

Whereas, as an inducement to the Trust to make the Trust Purchase and as an inducement to Jacobs to sign an employment agreement to serve as the Chief Executive Officer of the Corporation, Hall agreed, among other things, to cause the owners of a majority of the Corporation Shares Before the Trust to sign shareholder agreements or irrevocable proxies, in form and substance acceptable to Jacobs, for the voting of said majority of the Corporation Shares Before the Trust as follows: (1) FOR the election of future slates of Boards of Directors of the Corporation nominated by Jacobs and FOR the re-election of Jacobs as the Chairman, President and Chief Executive Officer of the Corporation; (2) FOR the authorization, approval and ratification of Jacobs seeking and obtaining shareholder agreements or irrevocable proxies with like effect from persons and entities who desire to have their companies, businesses or assets acquired by the Corporation or who desire to invest capital into the Corporation; (3) FOR a change in the place of incorporation of the Corporation from Nevada to Bermuda, the Cayman Islands, or another offshore jurisdiction selected by Jacobs; and (4) FOR the approval of the first acquisition undertaken by the Corporation while Jacobs is the Chief Executive Officer of the Corporation (the “First Acquisition”) and FOR the issuance of shares of capital stock of the Corporation in connection therewith, provided however that: (a) if the target of the First Acquisition is a company that is primarily engaged in providing internet services, then this subparagraph of the irrevocable proxies shall be effective and legally binding only if and in the event that immediately after the closing of the First Acquisition the Corporation Shares Before the Trust and the Trust Shares will together evidence the ownership of not less than 8.75% of all of the issued and outstanding capital stock of the Corporation on a fully diluted basis; and (b) if the target of the First Acquisition is not a company that is primarily engaged in providing internet services, then this subparagraph of the Irrevocable Proxies shall be effective and legally binding upon the Grantor only if and in the event that Jacobs shall have obtained the written approval of the First Acquisition from at least two of Kathy Carter, L. Dee Hall and V. Mark Peterson;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereafter set forth, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Irrevocable Proxy from Each of the Grantors. As an inducement to the Trust to make the Trust Purchase and as an inducement to Jacobs to sign an employment agreement to serve as the Chief Executive Officer of the Corporation, each of the undersigned Grantors, being the holder of the respective number of shares of the voting capital stock of the Corporation listed beside such Grantor’s name below, hereby agrees in writing, pursuant to Nevada law, as follows:

KNOW ALL MEN BY THESE PRESENTS, that such Grantor does hereby constitute and appoint Jacobs as his proxy with full power to vote and act for such Grantor and in his name, place and stead, in the same manner, to the same extent, and with the same effect as if the undersigned were personally present thereat, and hereby grants to Jacobs an irrevocable proxy coupled with an interest, to vote all of the shares of common stock of the Corporation now or in the future owned by such Grantor, directly or indirectly, legally or beneficially, at any and all annual or special meetings of the shareholders of the Corporation and at any and all adjourned meetings thereof, and in any and all written consents of the shareholders of the Corporation, and in any and all other meetings and voting situations which may be provided by the Articles of Incorporation or Bylaws of the Corporation, or by applicable laws, rules and regulations, or as may be authorized or directed by any governmental official, commission, court or other person or entity having jurisdiction over the Corporation, as follows:

(1) FOR the future election and re-election of any and all slates of Boards of Directors of the Corporation nominated by Jacobs; and

(2) FOR the future election and re-election of Jacobs as the Chairman, President and Chief Executive Officer of the Corporation; and

(3) FOR a change in the place of incorporation of the Corporation from Nevada to Bermuda, the Cayman Islands, or another offshore jurisdiction selected by Jacobs;

(4) FOR the approval of the first acquisition undertaken by the Corporation while Jacobs is the Chief Executive Officer of the Corporation (the “First Acquisition”) and FOR the issuance of shares of capital stock of the Corporation in connection therewith, provided however that:

(a) if the target of the First Acquisition is a company that is primarily engaged in providing internet services, then subparagraph (4) of this Irrevocable Proxy shall be effective and legally binding upon the Grantor only if and in the event that immediately after the closing of the First Acquisition the Corporation Shares Before the Trust and the Trust Shares will together evidence the ownership of not less than 8.75% of all of the issued and outstanding capital stock of the Corporation on a fully diluted basis; and

(b) if the target of the First Acquisition is not a company that is primarily engaged in providing internet services, then subparagraph (4) of this Irrevocable Proxy shall be effective and legally binding upon the Grantor only if and in the event that Jacobs shall have obtained the written approval of the First Acquisition from at least two of Kathy Carter, L. Dee Hall and V. Mark Peterson

Excluding the immediately preceding subparagraphs (1), (2), (3) and (4), nothing in this Agreement or in this limited Irrevocable Proxy shall prohibit the Grantors from voting their shares in favor or against any matter brought before the shareholders of Corporation, including the approval or disapproval of any acquisition or merger.

THIS PROXY IS IRREVOCABLE AND SHALL REMAIN IN FULL FORCE AND EFFECT FOR THE MAXIMUM LENGTH OF TIME PERMITTED BY APPLICABLE NEVADA LAW. Any proxy or proxies heretofore given by such Grantor to any person or persons whatsoever are hereby revoked. Such Grantor hereby agrees and covenants to execute and deliver to Jacobs, at any time and from time to time after the date hereof, any and all such additional proxies, agreements, confirmations and other documents as may be deemed necessary or desirable by the legal counsel to the Corporation in order to more effectively carry forth and implement the provisions and purposes of this irrevocable proxy.

2. Written Consents of Stockholders. As an inducement to the Trust to make the Trust Purchase and as an inducement to Jacobs to sign an employment agreement to serve as the Chief Executive Officer of the Corporation, each of the undersigned Grantors, being the holder of the respective number of shares of the voting capital stock of the Corporation listed beside such Grantor’s name below, hereby consents in writing, pursuant to Nevada law, to the adoption of the following resolutions:

Approval of Issuance of Shares to the Roberti Jacobs Family Trust u/a/d 11-11-99

Whereas, Acquired Sales Corp., a Nevada corporation (the “Corporation”) currently has unpaid debts, lacks substantial assets and an operating business, needs to obtain substantial assets and one or more operating businesses in order to allow the Corporation to survive and to generate any value for the stockholders of the Corporation, and does not have the resources or the expertise to obtain substantial assets and one or more operating businesses on its own; and

Whereas, in light of this situation, the sole officer and director of the Corporation has caused the Corporation to sell to the Roberti Jacobs Family Trust u/a/d 11-11-99 (the “Trust”) 1,166,497 newly issued shares of fully paid, non-assessable common stock of the Corporation (the “Trust Shares”) in exchange for $5,000 owed to the Trust plus $95,000 in cash, or a total of $100,000 (the “Trust Purchase”); and

Whereas, immediately prior to the Trust Purchase the fully diluted capital stock of the Corporation consisted of 4,665,985 shares of common stock issued and outstanding, and the Trust Shares now evidence the ownership by the Trust of 20% of all of the issued and outstanding capital stock of the Corporation on a fully diluted basis;

BE IT RESOLVED, that the stockholders of the Corporation hereby authorize, approve and ratify all of the actions of the sole officer and director of the Corporation in effectuating the Trust Purchase.

Approval of Shareholder Agreements and Irrevocable Proxies

Whereas, Acquired Sales Corp., a Nevada corporation (the “Corporation”) currently has unpaid debts, lacks substantial assets and an operating business, needs to obtain substantial assets and one or more operating businesses in order to allow the Corporation to survive and to generate any value for the stockholders of the Corporation, and does not have the resources or the expertise to obtain substantial assets and one or more operating businesses on its own; and

Whereas, in light of this situation, the interests of the Corporation and its stockholders will be best served by the Corporation turning over control of the Corporation to Gerard M. Jacobs (“Jacobs”) as the Corporation’s Chairman, President and Chief Executive Officer; and

Whereas, Jacobs is unwilling to serve as the Corporation’s Chairman, President and Chief Executive Officer, unless he is certain that he will have the voting support of those persons and entities whose companies, businesses or assets are acquired by the Corporation, and of those persons and entities who invest capital into the Corporation;

BE IT RESOLVED, that the stockholders of the Corporation hereby authorize, approve and ratify all of the actions of Jacobs, as a shareholder and as the Chairman, President and Chief Executive Officer of the Corporation, in regard to seeking and obtaining shareholder agreements or irrevocable proxies from any and all persons and entities who desire to have their companies, businesses or assets acquired by the Corporation, or who have had their companies, businesses or assets acquired by the Corporation, or who desire to invest capital into the Corporation, or who have invested capital into the Corporation, to vote (1) FOR the future election and re-election of any and all slates of Boards of Directors of the Corporation nominated by Jacobs; and (2) FOR the future election and re-election of Jacobs as the Chairman, President and Chief Executive Officer of the Corporation; and

BE IT FURTHER RESOLVED, that the stockholders of the Corporation, on their own behalf and on behalf of the Corporation, hereby expressly WAIVE AND RELEASEJACOBS FROM ANY AND ALL PROVISIONS OF ANY AND ALL APPLICABLE LAWS, RULES AND REGULATIONS IN REGARD TO ANY FIDUCIARY OBLIGATIONS OR CONFLICTS OF INTEREST RULES OR PRINCIPLES which might otherwise in any way prohibit, restrict or limit Jacobs from seeking and obtaining shareholder agreements or irrevocable proxies from any and all persons and entities who desire to have their companies, businesses or assets acquired by the Corporation, or who have had their companies, businesses or assets acquired by the Corporation, or who desire to invest into the Corporation, or who have invested capital into the Corporation, to vote (1) FOR the future election and re-election of any and all slates of Boards of Directors of the Corporation nominated by Jacobs; and (2) FOR the future election and re-election of Jacobs as the Chairman, President and Chief Executive Officer of the Corporation.

3. Entire Agreement. This Agreement and the Initial Agreement embody the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

5. Modifications, Amendments and Waivers. The terms and provisions of this Agreement may be modified, amended or waived only by written agreement executed by all parties hereto.

6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that contractual arrangements contemplated hereby are fulfilled to the maximum extent possible.

7. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the conflict of law principles thereof.

8. Signatures. This Agreement may be executed in any number of counterparts, either manually or via facsimile transmission of signatures, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. The Corporation and L. Dee Hall hereby represent, warrant and covenant that the signatures of each of the undersigned Grantors is such Grantor’s original and valid signature, and that the number of shares of the Corporation shown as owned by such Grantor is accurate as of the date hereof.

9. Further Assurances. Each party to this Agreement hereby agrees and covenants to execute and deliver, at any time and from time to time after the date hereof, any and all such additional proxies, agreements, confirmations and other documents as may be deemed necessary or desirable by the legal counsel to the Corporation in order to more effectively carry forth and implement the provisions and purposes of each Section of this Agreement.

10. Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Chicago, Illinois, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of one arbitrator. If the parties cannot agree on the arbitrator, the office of the American Arbitration Association in Chicago, Illinois shall make the necessary appointment. The decision or award of the arbitrator shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement.  In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of Illinois shall govern.  Notwithstanding the agreement to arbitrate contained in this Section 10, any party may apply to any court having jurisdiction to enforce this Agreement to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved.

In Witness Whereof, the parties have executed this Agreement as of July 25, 2007, intending to be legally bound hereby:

ACQUIRED SALES CORP.

/s/ L. Dee Hall
By________________________________
L. Dee Hall, President

/s/ Kathy Carter
________________________________
Kathy Carter

/s/ L. Dee Hall
________________________________
L. Dee Hall

/s/ Gerard M. Jacobs
________________________________
Gerard M. Jacobs

ROBERTI JACOBS FAMILY TRUST u/a/d 11-11-99

/s/ Joan B. Roberti
By________________________________
Joan B. Roberti, Trustee

GRANTORS:

The undersigned shareholders of Acquired Sales Corp., referred to in the foregoing Agreement as a “Grantor” and collectively as the “Grantors”:

Grantor signature:	/s/ Michelle Stratton
Grantor name spelled out in block letters:	Michelle Stratton
Date of signature:	2-3-07
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Alison Brewer
Grantor name spelled out in block letters:	Alison Brewer
Date of signature:	2-3-2007
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Leonard D. Hall
Grantor name spelled out in block letters:	Leonard D. Hall
Date of signature:	____________________________
Number of shares of Acquired Sales
Corp. owned by Grantor:	600,000

Grantor signature:	/s/ W. Reed Jensen
Grantor name spelled out in block letters:	W. Reed Jensen
Date of signature:	2/3/07
Number of shares of Acquired Sales
Corp. owned by Grantor:	400,000

Grantor signature:	/s/ Brian Peterson
Grantor name spelled out in block letters:	Brian Peterson
Date of signature:	2/3/2007
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Liberty Capital LLC
Grantor name spelled out in block letters:	Liberty Capital LLC
Date of signature:	3/2/2007
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Mark Peterson
Grantor name spelled out in block letters:	Alpine Securities FBO V. Mark Peterson Roth IRA
Date of signature:	3/2/2007
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Jason Carter
Grantor name spelled out in block letters:	Jason Carter
Date of signature:	2/6/07
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Kathy Carter
Grantor name spelled out in block letters:	Kathy Carter
Date of signature:	2/5/07
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Kevin Cannon
Grantor name spelled out in block letters:	Kevin Cannon
Date of signature:	January 22, 2007
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Brian Williams
Grantor name spelled out in block letters:	Brian Williams
Date of signature:	2-6-07
Number of shares of Acquired Sales
Corp. owned by Grantor:	200,000

Grantor signature:	/s/ Dane Christensen
Grantor name spelled out in block letters:	Dane Christensen
Date of signature:	5/23/07
Number of shares of Acquired Sales
Corp. owned by Grantor:	100,000

Grantor signature:	/s/ Joan B. Roberti
Grantor name spelled out in block letters:	Roberti Jacobs Family Trust u/a/d 11-11-99
Date of signature:	_____________________________
Number of shares of Acquired Sales
Corp. owned by Grantor:	1,166,497